                                                                   Exhibit 10.10

                ENVIRONMENTAL INDEMNITY AND ASSUMPTION AGREEMENT

         This ENVIRONMENTAL INDEMNITY AND ASSUMPTION AGREEMENT (this "Indemnity
Agreement") dated June 29, 2004, between Ampsky & Associates, LLC, an Illinois limited liability company ("Ampsky") and Waukegan, Inc., Delaware corporation
("WI").

                              W I T N E S S E T H:

         WHEREAS, WI has entered into a Real Estate Vacant Land Sales Contract dated as of the date hereof (the "Waukegan Purchase and Sale Contract") with
Ampsky whereby Ampsky has agreed to purchase the real property commonly known as
801 Market Street in Waukegan, Lake County, Illinois 60085, as more particularly described in the deed to WI (the "Property"), in its present "as is" and "where is" condition with respect to known and unknown Environmental Conditions at or with respect to the Property;

         WHEREAS, WI must obtain the consent of its parent corporation, Fansteel
Inc. ("Fansteel"), to the sale of the Property;

         WHEREAS, in consideration for Fansteel's consent to the sale of the
Property, Ampsky has agreed to indemnity Fansteel for Environmental Liabilities associated with the Property;

         WHEREAS, Ampsky shall promptly following the execution and delivery hereof, enter into a consent order with the City of Waukegan (the "City") that was lodged and approved by the Chancery Division of the Lake County Circuit
Court of the Nineteenth Judicial Circuit (the "Waukegan Consent Order");

         WHEREAS, pursuant to the Waukegan Purchase and Sale Contract and the
Waukegan Consent Order, Ampsky has agreed to assume the responsibility of WI as set forth in the December 23, 2003 order of the United States District Court for the District of Delaware (the "Confirmation Order") confirming the "Second
Amended Joint Reorganization Plan of Fansteel Inc. and Subsidiaries" dated
December 23, 2003 (the "Plan") to perform Remedial Actions at the Property as may be required by the Illinois Environmental Protection Agency ("IEPA") and the
City to obtain a No Further Remediation ("NFR") letter for the Property, and has procured a standby letter of credit for the benefit of the City in the amount of
$1.25 million as a form of financial assurance for the remediation of the
Property; and

         WHEREAS, the execution of this Indemnity Agreement, and the entry of the Waukegan Consent Order are required for the United States to release WI and
Fansteel from their respective obligations under the Plan and Confirmation
Order.

         NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

              (a) The following terms shall have the following meanings:

         "ENVIRONMENTAL CLAIMS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials at
or from the Property, including but not limited to the Waukegan Facility
Environmental Claims/Obligations (as defined in the Plan).

         "ENVIRONMENTAL CONDITIONS" mean violations of Environmental Laws or the presence of Hazardous Substances in soil, subsurface, surface water, or groundwater on, in, under, or from the Property in concentrations that exceed the IEPA cleanup standards established pursuant to TACO for the contemplated future use of the Property and any remedial requirements established by the
City.

         "ENVIRONMENTAL LAWS" includes the Comprehensive Environmental Response,
Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended;
the Resource Conservation and Recovery Act ("RCRA), 42 U.S.C. 6901 et seq., as
amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the
Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq. and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

         "ENVIRONMENTAL LIABILITIES" means any monetary obligations, losses, liabilities (including strict liability), damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any
Environmental Action filed by any Governmental Authority or any third party which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Substances at or from the Property
(including, but not limited to, the Waukegan Facility Environmental
Claims/Obligations), personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Substances used, handled, generated, or disposed at the Property or migrating from the Property.

         "HAZARDOUS SUBSTANCE" means any substance or material that is defined, listed or otherwise regulated as a hazardous substances, hazardous waste, pollutant, contaminant, toxic waste, toxic substance, extremely hazardous substance or chemical or words of similar import, including, without limitation, petroleum and petroleum products, polychlorinated biphenyls, and asbestos-containing materials

         "RELEASE" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of
Hazardous Substances (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Substances) into the soil or groundwater at the Property.

         "REMEDIAL ACTION" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, investigate, assess, evaluate or in any other way address Hazardous Substances in the indoor or outdoor environment;
(ii) prevent or minimize a Release or threatened Release of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or
(iv) any other actions authorized by the Illinois Environmental Protection Act and the City's Solid Waste Ordinance (the "City Ordinance").

              (b) Ampsky hereby releases and holds harmless WI and Fansteel, their respective officers, directors, employees, shareholders, agents, successors and assigns, from and against any Environmental Liabilities associated with the Property, and waives any and all contractual, statutory or common law rights and remedies it may have against WI and/or Fansteel for any known or unknown Environmental Liabilities.

              (c) Ampsky hereby assumes all known and unknown Environmental
Liabilities arising from or otherwise in connection with the Property and agrees to perform any and all Remedial Actions that may be required under Environmental
Laws, the Plan and the Confirmation Order to obtain an NFR letter from IEPA and to satisfy the City Ordinance.

              (d) Except as set forth in Paragraph 5, Ampsky hereby agrees to indemnify, defend, protect and hold harmless each of WI and Fansteel, and their respective employees, agents, successors and assigns, from and against any and all Environmental Liabilities arising from or otherwise in connection with the
Property, including, without limitation, the failure of Ampsky to complete the cleanup of the Property to the satisfaction of the IEPA and the City, and all applicable Environmental Laws.

              (e) Ampsky's obligation to indemnity WI and Fansteel shall survive the closing under the Waukegan Purchase and Sale Contract; provided, however, that Ampsky's indemnity obligations hereunder shall terminate upon the earlier of the following: (a) delivery by Ampsky to WI and Fansteel of written documentation evidencing that Ampsky has expended $1,250,000.00 million in
Remedial Action costs, or (b) delivery by Ampsky to WI and Fansteel of a NFR letter or its equivalent from the IEPA, the City or any other governmental authority asserting jurisdiction over Environment Conditions at the Property.

              (f) Ampsky agrees that it will not modify, amend, change, waive, terminate, or otherwise affect the terms and conditions of the Waukegan Consent
Order without first obtaining from WI and Fansteel written consent to modify, amend, change, waive, terminate, or otherwise affect the terms and conditions of the Waukegan Consent Order, which consent shall not be unreasonably withheld.

              (g) No provision of this Indemnity Agreement may be waived, changed, amended, modified or discharged without an agreement in writing and signed by Ampsky and WI, and no waiver of, or consent to, any departure by the
Parties from any provision of this Indemnity Agreement shall be effective unless it is in writing and signed by both Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and, notwithstanding anything contained to the contrary herein, all such waivers and modifications may be given or withheld in the sole judgment of the Parties. Without limiting the foregoing, the Parties hereby irrevocably waive any right to claim that any provision of this Indemnity
Agreement, including the provisions set forth in this subsection, have been waived orally or by the acts or omissions of the other party.

              (h) No failure on the part of the Parties to exercise, and no delay in exercising, any right hereunder or under the Waukegan Purchase and Sale
Agreement, as amended, shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of WI provided herein and in the Waukegan Purchase and Sale Agreement, as amended, are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

              (i) Any provision of this Indemnity Agreement which is prohibited or unenforceable in any jurisdiction or prohibited or unenforceable as to any
Person shall, as to such jurisdiction or Person, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction or as to any other Person.

              (j) The Parties acknowledge and agree that their obligations under this Indemnity Agreement are in addition to any and all legal liabilities, obligations and responsibilities (under common law, statute, rule, regulation or order) imposed on them under applicable Environmental Law.

              (k) This Indemnity Agreement shall (i) be binding upon the Parties and their successors and assigns, and (ii) inure to the benefit of the Parties, their respective directors, officers, employees and agents, and their respective successors and assigns. None of the rights or obligations of the Parties hereunder may be assigned or otherwise transferred without the prior written consent of both Parties.

              (l) This Indemnity Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

              (m) This Indemnity Agreement shall be shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois without regard to conflict of law principles of such State.

              (n) Ampsky ACKNOWLEDGES AND AGREES THAT FANSTEEL INC. IS A
THIRD-PARTY BENEFICIARY UNDER THIS Indemnity Agreement, and that the provisions of THIS Indemnity Agreement are for the benefit of and enforceable by Fansteel
Inc.

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              IN WITNESS WHEREOF, Ampsky has duly executed this Indemnity
Agreement as of the date first written above

                                            Ampsky & Associates, LLC

                                            By: Yogesh Gandhi
                                                --------------------------
                                                Title: Member